                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      P.A.M. TRANSPORTATION SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      P.A.M. TRANSPORTATION SERVICES, INC.
                                HIGHWAY 412 WEST
                           TONTITOWN, ARKANSAS  72770

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Holders of Common Stock of P.A.M. Transportation Services, Inc.:


         Notice is hereby given that the Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation (the "Company"), will be held at the Regal McCormick Ranch, 7401 North Scottsdale Road, Scottsdale, Arizona 85253, on Friday, May 16, 1997 at 8:30 a.m. local time, for the following purposes:

(1) To set the number of directors for the ensuing year at four and to elect four directors to serve for a term of one year and until their successors have been elected and qualified; and

(2) To conduct such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on April 10, 1997 will be entitled to notice of and to vote at said meeting or any adjournment thereof.

                                  By Order of the Board of Directors



                                  Robert W. Weaver
                                  President and Chief Executive Officer
April 14, 1997





IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 1997

                                PROXY STATEMENT



       This proxy statement and form of proxy, which are first being mailed to stockholders on or about April 14, 1997, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of P.A.M. Transportation Services, Inc., for use at the Annual Meeting of Stockholders of the Company to be held at the Regal McCormick Ranch, 7401 North Scottsdale Road, Scottsdale, Arizona 85253, on Friday, May 16, 1997, at 8:30 a.m. local time, and at any or all adjournments thereof. The address of the principal executive offices of the Company is Highway 412 West, Tontitown, Arkansas
72770 and the Company's telephone number is (501) 361-9111.

       The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out- of-pocket expenses incurred by them in this connection.

       Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his/her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the matters set forth in the Notice accompanying this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against such proposal.

       Only stockholders of record at the close of business on April 10, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of April 4, 1997, the Company had outstanding 8,130,757 shares of common stock. Each share of common stock issued and outstanding on such record date is entitled to one vote.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of April 10, 1997 with respect to ownership of the outstanding common stock by (i) all persons known to the Company to own beneficially more than five percent (5%) of any class of outstanding stock of the Company, (ii) each director of the Company and each nominee for director, (iii) each of the "Named Executive Officers" of the Company as shown in "Executive Compensation" herein, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment powers with respect to all shares.

                                                            Shares of                     Percent
                                                           Common Stock                     of
                   Beneficial Owner                     Beneficially Owned                 Class
         -----------------------------------            ------------------               ---------
         Matthew T. Moroun                                5,608,713(1)                     68.9%
         12225 Stephens Road
         Warren, Michigan 48091

         Norman E. Harned                                 3,092,000(2)                     38.0%
         12225 Stephens Road
         Warren, Michigan 48091

         Robert W. Weaver                                   622,428(3)                      7.6%
         4470 Bridgewater Lane
         Fayetteville, Arkansas 72701

         Daniel C. Sullivan                                  13,000(4)                       *


         Charles F. Wilkins                                   2,000(5)                       *


         W. Clif Lawson                                      80,500(6)                      1.0%


         Larry J. Goddard                                    79,813(6)                      1.0%


         Directors and Executive Officers                 6,406,454(7)                     77.0%
              as a Group (6 persons)

 * Less than 1%.

-----------------------

(1) Includes 6,000 shares subject to presently exercisable non-qualified stock options, 3,092,000 shares held in a trust of which Mr. Moroun is a co-trustee and a beneficiary, and 2,510,713 shares held by a limited partnership, the general partner of which is controlled by Mr. Moroun.
(2) Mr. Harned is a co-trustee with Matthew T. Moroun of the trust which holds these shares.
(3) Includes 35,000 shares subject to presently exercisable incentive stock options.
(4) Includes 13,000 shares subject to presently exercisable non-qualified stock options.
(5) Includes 2,000 shares subject to presently exercisable non-qualified stock options.
(6) Includes 65,000 shares subject to presently exercisable incentive stock options.
(7) Includes 186,000 shares subject to presently exercisable stock options.

       There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

       Pursuant to the Bylaws of the Company, the number of members of the Board of Directors to be set by resolution of the stockholders is proposed to be four, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

       Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

       The following persons have been nominated by management for election to the Board of Directors:

       ROBERT W. WEAVER, age 47, is a co-founder of the Company and served as its Vice President and a director from March 1980 to June 1986. He was President and Chief Operating Officer and a director from June 1986 until he resigned in February 1987. Between February 1987 and September 1989, he was self-employed as a transportation consultant. In September 1989, Mr. Weaver returned to the Company as President and Chief Operating Officer and a director. On February 22, 1990, he was appointed Chief Executive Officer.

       DANIEL C. SULLIVAN, age 56, has been a practicing attorney, specializing in transportation law, for more than ten years. Mr. Sullivan is currently a member of the firm of Sullivan & Hincks, Oak Brook, Illinois. Mr. Sullivan has served as a director of the Company since June 1986.

       MATTHEW T. MOROUN, age 24, is a stockholder and director (since 1993) of CenTra, Inc., a transportation holding company based in Warren, Michigan.
Since 1994, Mr. Moroun has been a director, stockholder and manager of Liberty Bell Agency, an insurance claims adjustment company, and since 1995, has been Chairman of the Board of DuraRock Underwriters, Ltd., a reinsurance company. Prior to 1995, Mr. Moroun attended Dickinson College, Carlisle, Pennsylvania, where he earned his bachelors degree in December 1994. Mr. Moroun has served as a director of the Company since May 1992.

       CHARLES F. WILKINS, age 58, retired in January 1995 after 34 years of employment with Ford Motor Company, and since January 1995 has been self-employed as a transportation consultant. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins is currently an associate member of the American Society of Transportation and Logistics and a member of the Council of Logistics Management. Mr. Wilkins has served as a director of the Company since June 1995.

COMMITTEES OF THE BOARD AND MEETINGS

       The Company's Board of Directors has the following standing committees:

   (A) The Executive Committee, currently comprised of Messrs. Weaver and Moroun, exercises the authority of the Board of Directors in accordance with the Bylaws of the Company between regular meetings of the Board. The Executive Committee held no meetings during 1996.

   (B) The Audit Committee, currently comprised of Messrs. Sullivan, Wilkins and Moroun, reviews and makes recommendations to the Board of Directors on the Company's audit procedures and independent auditors' report to management and recommends to the Board of Directors the appointment of independent auditors for the Company. The Audit Committee held one meeting during 1996.

   (C) The Compensation and Stock Option Committee, currently comprised of Messrs. Sullivan, Wilkins and Moroun, reviews and makes recommendations to the Board of Directors with respect to compensation of officers of the Company as well as administers the Company's Incentive and Non-Qualified Stock Option Plans. The Compensation and Stock Option Committee took action once by unanimous written consent during 1996.

   The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors. The Company does not have any formal procedure for considering stockholders' suggestions for director nominees prior to the solicitation of proxies. At the Annual Meeting, the Chair will entertain nominations for directors in accordance with the Company's Bylaws and Robert's Rules of Order.

   During 1996, the Board of Directors held a total of four meetings and acted twice by unanimous written consent. With the exception of Mr. Moroun, each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1996, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except as follows: W. Clif Lawson, Executive Vice President and Chief Operating Officer, filed one report on Form 4 late reporting one transaction; Matthew T. Moroun, a director and greater than 10% stockholder, filed one report on Form 4 late reporting one transaction; and Norman E. Harned, a greater than 10% stockholder, filed an initial report on Form 3 late.

                             EXECUTIVE COMPENSATION

   The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer whose salary and bonus exceeded 100,000 (the "Named Executive Officers") for the years ended December 31, 1996, 1995 and 1994:

                          SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                                            Compensation

                                             Annual Compensation               Awards
                                      -------------------------------------------------------------------
                                                                                                 All
       Name                                                                  Securities         Other
       and Principal                                                         Underlying        Compen-
       Position                       Year       Salary        Bonus        Options (#)       sation(a)
     ----------------------------------------------------------------------------------------------------
       Robert W. Weaver              1996       $ 266,090     $     0             --            $ 400
       President and Chief           1995         245,875      49,000          25,000             --
         Executive Officer;          1994         225,000      33,750             --              400
         Director

       W. Clif Lawson                1996       $ 133,782     $     0             --            $ 400
       Executive Vice President      1995         123,757      24,335          50,000             400
         and Chief Operating         1994         111,050      17,138             --              --
         Officer

       Larry J. Goddard              1996       $ 107,208     $     0             --            $ 400
       Vice President of Finance,    1995          94,439      20,000          50,000             400
         Chief Financial Officer     1994          85,981      13,350             --              400
         and Secretary/Treasurer

       --------------------

       (a) Represents amounts contributed by the Company pursuant to the Company's 401(k) Plan.


EMPLOYMENT AGREEMENT

       The Company entered into an Employment Agreement with Robert W. Weaver effective January 1, 1995, which expires on June 30, 1998 (unless extended pursuant to the Agreement). Mr. Weaver will be paid a base salary of $280,000 for fiscal year 1997, and $145,000 for the six months ending June 30, 1998.
Mr. Weaver participates in bonus programs as authorized by the Board of Directors and is provided an automobile. Mr. Weaver has agreed not to compete with the Company for a period of one year following his employment with the Company. The Company has the right to extend the Agreement for an additional period of one year beyond the initial termination date at an annual base salary of $300,000.

STOCK OPTION PLANS

   During 1996, no stock options were granted to any of the Named Executive Officers.

       The following table shows the fiscal year-end values of unexercised options held by each Named Executive Officer. No stock options were exercised by any Named Executive Officer during 1996.

                         FISCAL YEAR-END OPTION VALUES

                                                                                     Value of Unexercised
                                               Number of Securities                      In-the-Money
                                              Underlying Unexercised                      Options at
                  Name                      Options at Fiscal Year-End                Fiscal Year-End(a)
       ---------------------------      ----------------------------------        ---------------------------

                                            Exercisable / Unexercisable           Exercisable / Unexercisable
                                            ---------------------------           ---------------------------
       Robert W. Weaver                           35,000 / 15,000                        $54,700 / $ 0

       W. Clif Lawson                             65,000 / 30,000                        $98,460 / $ 0

       Larry J. Goddard                           65,000 / 30,000                        $98,460 / $ 0

--------------------

(a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year end and the exercise price of the options.


COMPENSATION OF DIRECTORS

       Non-employee directors are currently paid $3,000 per year and $1,000 per Board or committee meeting attended, plus their expenses in attending such meetings. Directors who are also Company employees are not additionally compensated for their services as members of the Board of Directors.

       Pursuant to automatic grant provisions under the Company's Non-Qualified Stock Option Plan, on March 2 of each year, each non-employee director is granted an option to purchase 1,000 shares of common stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. During 1996 options were granted to five non-employee directors of the Company covering an aggregate of 5,000 shares of common stock at a per share exercise price of $7.375.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

       Daniel C. Sullivan and Matthew T. Moroun served as members of the Compensation and Stock Option Committee during 1996. Mr. Sullivan's law firm provides legal services to the Company from time to time and receives fees for services rendered. Mr. Moroun is a stockholder and director of CenTra, Inc., a transportation holding company based in Warren, Michigan ("CenTra"). The Company has had business relationships with certain transportation subsidiaries of CenTra, as described more fully below.

       During 1996, certain subsidiaries of CenTra made payments to the Company in the aggregate amount of $1,910,887. The principal components of these payments included transported freight ($392,395), equipment lease payments ($1,239,824), and miscellaneous services or expenses ($278,668).

       During 1996, the Company made payments to certain subsidiaries of CenTra in the aggregate amount of $6,145,047. The principal components of these payments included fuel ($5,563,747), tires and road service ($459,277), and miscellaneous services or expenses ($122,023).

       Management believes that each of the above transactions was entered into on terms as favorable to the Company as could have been obtained from unaffiliated third parties, at the time such transactions were negotiated.

       On February 14, 1990, MJM First Limited Partnership, a Michigan limited partnership ("MJM"), purchased 2,510,713 shares of the Company's common stock from another shareholder of the Company. On the same date, Central Transport, Inc., a trucking company based in Warren, Michigan, purchased (i) 2,000,000 shares of preferred stock of the Company and (ii) warrants to purchase 3,092,000 shares of common stock of the Company ("Warrants"). Central Transport then immediately sold the Warrants to MJM. MJM's General Partner was previously a corporation with respect to which Matthew T. Moroun had no control, and was not an officer or director. There is now a new General Partner of MJM, which is a corporation owned and controlled by Matthew T. Moroun. On December 23, 1996, the Warrants were transferred to a grantor trust of which Mr. Moroun is a trustee and beneficiary. On December 30, 1996, the grantor trust exercised the Warrants at an exercise price of $1.50 per share or an aggregate of $4,638,000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       See "Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions" which describes certain business relationships between the Company and certain of its directors.


       Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Board of Directors on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.


                          REPORT OF BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

       The Company reported net income of $3.3 million or $.44 per share for the year ended December 31, 1996, and has been profitable since 1992. Prior to 1992, the Company experienced losses in each of the three previous years. The compensation paid to the executive officers of the Company, including the Chief Executive Officer, has been conservative in light of the financial performance of the Company prior to 1992 and as a part of its efforts to return to and increase profitability. To reward the executive officers of the Company for the Company's significantly improved performance in recent years, the executive officers were paid a cash bonus for fiscal 1994 and 1995 under an Incentive Compensation Plan adopted by the Board of Directors (described below). No bonuses were paid in 1996 to executive officers.

       Effective January 1, 1995, the Company entered into an Employment Agreement with Robert W. Weaver, its President and Chief Executive Officer, expiring June 30, 1998, and has the option to extend the Agreement for an additional one year period. Mr. Weaver's annual base salary will range from $245,000 to $290,000 (pro rated in 1998) during the initial term of the Employment Agreement. The Employment Agreement was negotiated between Mr. Weaver and certain directors serving at the time of approval of the Agreement, and the Board of Directors believes that the annual compensation to be paid to Mr. Weaver pursuant to the Agreement compares favorably to the compensation paid to the chief executive officers of other public transportation companies similarly situated. Mr. Weaver is entitled to participate in any bonus pool or additional incentive compensation plans authorized and approved by the Board of Directors from time to time.

       For fiscal 1997 and in previous years, the Board of Directors has adopted an Incentive Compensation Plan covering all employees (except employees who are participating in an existing cash bonus plan), including the executive officers, which provides for the payment of a cash bonus for any calendar year in which the Company achieves certain specified operating ratios. For each targeted operating ratio goal, participating employees will earn a specified percentage of their base compensation as a cash bonus. The Board of Directors believes this program will serve as an incentive to all participating employees (currently approximately 250 employees) to give greater effort on behalf of the Company.

       With respect to the other executive officers of the Company, including
(i) the Executive Vice President and Chief Operating Officer and (ii) the Vice President-Finance, Chief Financial Officer and Secretary/Treasurer, the Board of Directors believes that total compensation of these individuals has been modest. Prior to 1994, salary and bonus for each of these individuals amounted to less than $100,000 per year. These officers received a cash bonus during 1994 in the amounts of $17,138 and $13,350, respectively, and during 1995 in the amounts of $24,335 and $20,000, respectively, under the Company's Incentive Compensation Plan, reflecting the Company's improved performance in recent years.

       The Company maintains an Incentive Stock Option Plan and a Non-Qualified Stock Option Plan for the purpose of awarding options to its executive officers and other key employees in the discretion of the Compensation and Stock Option Committee. During 1995, incentive stock options were granted to Robert W. Weaver, W. Clif Lawson and Larry J. Goddard in the amounts of 25,000, 50,000 and 50,000, respectively. No options were granted to any executive officer during 1996.

       The Board of Directors expects that as the Company's performance continues to improve, the Compensation and Stock Option Committee may take action in the future, based upon guidelines provided by the Board of Directors, to provide additional incentive compensation to the Company's executive officers. The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

       It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

           Robert W. Weaver                            Daniel C. Sullivan
           Matthew T. Moroun                           Charles F. Wilkins

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for the NASDAQ Trucking and Transportation Stocks for the period of five years commencing December 31, 1991 and ending December 31, 1996. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1991.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                      STOCKHOLDER RETURN PERFORMANCE GRAPH
                                      1996

                                                                           NASDAQ TRUCKING
        MEASUREMENT PERIOD                               NASDAQ STOCK     & TRANSPORTATION
      (FISCAL YEAR COVERED)               PTSI            MARKET U.S.          STOCKS
1991                                           100.00             100.00             100.00
1992                                           185.39             116.38             122.37
1993                                          1326.94             133.59             148.67
1994                                          1269.86             130.58             134.81
1995                                          1185.39             184.66             157.21
1996                                           941.10             227.15             173.49

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On November 19, 1996, the Company dismissed its independent auditors, Ernst & Young LLP, and on the same date engaged the firm of Arthur Andersen LLP as its independent auditors for the fiscal year ending December 31, 1996. Each of these actions was approved by the Board of Directors of the Company.

      The reports of Ernst & Young LLP on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and 1994, and in the subsequent interim period prior to the dismissal of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in its report.

      Ernst & Young LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements, a copy of which has been filed as an exhibit to the Current Report on Form 8-K dated November 19, 1996.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP served as the independent auditors of the Company for the fiscal year ended December 31, 1996. No auditors have yet been selected as the independent auditors for the Company for the fiscal year ending December 31, 1997. Such selection will be made by the Board of Directors upon the recommendation of the Audit Committee. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

             ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

      Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1996 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to the Secretary of the Company, Larry J. Goddard, at the offices of the Company, Highway 412 West, P.O. Box 188, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                             STOCKHOLDER PROPOSALS

      Any proposal to be presented at next year's Annual Meeting of Stockholders must be received at the principal executive offices of the Company not later than December 15, 1997, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

      Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.


                                        By Order of the Board of Directors



                                        Robert W. Weaver
                                        President and Chief Executive Officer

April 14, 1997

                                                                       APPENDIX


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                      P.A.M. TRANSPORTATION SERVICES, INC.

    The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Robert W. Weaver and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc. to be held on Friday, May 16, 1997 at 8:30 a.m. local time at the Regal McCormick Ranch, 7401 North Scottsdale Road, Scottsdale, Arizona 85253, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To set the number of directors for the ensuing year at four, and to elect four directors for a term of one year and until their successors are elected and qualified:

    [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY to vote for all
      (except as otherwise indicated below)       nominees

  Robert W. Weaver; Daniel C. Sullivan; Matthew T. Moroun; Charles F. Wilkins

    If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

--------------------------------------------------------------------------------

(2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSAL AND AS PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                Dated:                    , 1997
                                                       -------------------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                           Signature

                                                (This Proxy should be marked,
                                                dated, and signed by the
                                                stockholder(s) exactly as his or
                                                her name appears hereon, and
                                                returned promptly in the
                                                enclosed envelope. Persons
                                                signing in a fiduciary capacity
                                                should so indicate. If shares
                                                are held by joint tenants or as
                                                community property, both should
                                                sign.)